Exhibit 99.2

SurveyMonkey Announces First Quarter 2020 Financial Results

Company reports record revenue of $88.3 million, an increase of 29% year-over-year

85% of paying users on annual plans, up from 78% in Q1 2019

SAN MATEO, Calif.— May 7, 2020 — SurveyMonkey, a leading global survey software company, today announced that its parent company, SVMK Inc. (Nasdaq: SVMK), reported first quarter financial results for the period ended March 31, 2020.

“SurveyMonkey’s product suite is uniquely positioned to help our customers navigate this period of uncertainty. Listening to stakeholder feedback and taking action is a top priority for organizational leaders in unstable times. The results we delivered this quarter underscore the power of a market leading brand and agile software solutions that deliver value and results with speed,” said Zander Lurie, chief executive officer at SurveyMonkey. “In Q1, we welcomed world-class businesses including Kraft Heinz, Unilever, Informatica, Darden Restaurants, and Travix to our growing roster. We drove 29% year-over-year revenue growth and shipped important new products for Customer Experience and Market Research customers. The combination of our durable subscription-based business model paired with our price-disruptive solutions provides for a strong foundation in any economic environment. Our team is dedicated to serving our largest enterprise and government customers with packaged solutions and services as well as meeting the needs of our SMB and nonprofit clients with templates and flexible packages. I am heartened by our focused strategy and strong balance sheet, and I’m confident we will emerge an even stronger company on the other side of this health and economic crisis.”

Q1 2020 Key Results

•	Revenue was $88.3 million, an increase of 29% year-over-year.
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Enterprise sales revenue was approximately 29% of total revenue, up from approximately 16% in Q1 2019 and 25% in Q4 2019. We ended the quarter with 6,800 enterprise sales customers, up 75% from 3,900 in Q1 2019.

•	Deferred revenue was $152.0 million, an increase of 37% year-over-year. Remaining performance obligation was $169.1 million, an increase of 39% year-over-year.
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Paying users totaled 746,200, an increase of 75,300, or 11% from 670,900 in Q1 2019, and an increase of 25,200 paying users from Q4 2019. Approximately 85% of our paying users were on annual plans, up from 78% a year ago.

•	Average revenue per user was $483, up 14% from $423 in Q1 2019 and up 3% from $467 in Q4 2019.
•	GAAP operating margin was (25.2)% and non-GAAP operating margin was (1.6)%.
•	GAAP net loss was ($24.3) million and GAAP basic and diluted net loss per share was ($0.18). Non-GAAP net loss was ($4.3) million basic and diluted net loss per share was ($0.03).
•	Net cash provided by operating activities was $4.2 million and free cash flow was $0.9 million for 4.8% and 1.0% margin, respectively.
•	Cash and cash equivalents totaled $144.6 million and total debt was $215.0 million for net debt of $70.4 million as of March 31, 2020.

Q1 2020 Business Highlights

•	Ranked #2 by G2 in its 2020 report of 100 best global software companies.

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Launched COVID-19 packaged solutions for enterprise customers to address use cases such as symptom monitoring, contact tracking, healthcare worker needs assessment, onsite health assessment for businesses prior to re-opening, and employee and customer sentiment. Packages range from survey templates to consulting and technology integration services.

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Launched coronavirus crisis resources to support our customers and the community, including COVID-19 survey templates, discounts for education, charities and non-profit organizations, and critical insights from SurveyMonkey’s research team on society’s views on the novel coronavirus. Onboarded new governmental and healthcare customers in need of COVID-19 related survey research.

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Announced COVID Near You, a collaboration with Boston Children’s Hospital and the Harvard Medical School, to accelerate critical coronavirus research efforts across the United States. COVID Near You will use the scale and reach of millions of daily survey respondents through SurveyMonkey to collect essential community data on the current global crisis.

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Announced that the Rhode Island Department of Health (RIDOH) has deployed SurveyMonkey’s Enterprise Solution and Salesforce Integration in approximately 11 days to assist in COVID-19 tracking efforts. Through its HIPAA-compliant survey offering, SurveyMonkey enables the RIDOH to monitor all individuals exposed to the coronavirus who opt-in through daily survey links sent via SMS text. The data will help the RIDOH to track and monitor the virus’ impact.

•	Joined #OpenWeStand, a consortium of organizations pledging support for small businesses by offering online resources to help navigate the COVID-19 crisis.

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Launched the Expert Solutions suite of market research tools that simplifies product and marketing concept testing. Expert Solutions combines the SurveyMonkey Audience market research panel and its AI-Powered Insights for respondent data pattern recognition with seven different concept testing solutions, making it easier than ever for customers to collect feedback on what messages, visuals and products resonate with their target demographic.

•	Surpassed the milestone of $15 million raised for non-profit organizations through Contribute platform, where SurveyMonkey offers charitable incentives of 50 cents per completed survey.

SurveyMonkey posted a shareholder letter with complete first quarter 2020 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

Given the increased uncertainty in the macroeconomic environment, SurveyMonkey is withdrawing its previously-issued full year 2020 financial outlook. The company will continue to provide quarterly guidance and expects to return to providing full year guidance once the pandemic’s impact on its business becomes clearer.

For the second quarter of 2020, SurveyMonkey currently expects the following:

Q2 2020
Revenue	$87 million - $90 million	18% YoY growth at mid-point
Non-GAAP operating margin	0% to 2%

The company expects basic and diluted weighted average shares outstanding to be approximately 139 million for the second quarter 2020. For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

SurveyMonkey senior management will host a conference call today to discuss the Company’s Q1 2020 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (866) 417-2046 or (409) 217-8231. To listen to a live audio webcast, please visit SurveyMonkey’s Investor Relations website at investor.surveymonkey.com. A replay of the audio webcast will be available on the same website following the call. A telephonic replay will be available through May 14, 2020 by dialing (855) 859-2056 or (404) 537-3406 and entering passcode 7289852#.

Upcoming Events

Senior management is scheduled to present at the following virtual investor conferences:

•	Zander Lurie, CEO, will be presenting at the 2020 JPMorgan Global TMT Conference on Tuesday, May 12.
•	Zander Lurie, CEO will be presenting at the Needham 15th Annual Tech & Media Conference on Wednesday, May 20.
•	Debbie Clifford, CFO will be hosting one-on-one meetings at the Craig-Hallum Annual Growth Conference on Wednesday, May 27.
•	Tom Hale, president, and Debbie Clifford, CFO, will be presenting at the BAML Technology Conference on Wednesday, June 3.

A live webcast of the conference presentations will be accessible from the SurveyMonkey investor relations website at investor.surveymonkey.com. Following the event, a replay will be made available at the same location.

About SurveyMonkey

SurveyMonkey is a leading global survey software company on a mission to power the curious. The company’s platform empowers over 17 million active users to measure and understand feedback from employees, customers, website and app users, and the market. SurveyMonkey’s products, enterprise solutions and integrations enable more than 335,000 organizations to solve daily challenges, from delivering better customer experiences to increasing employee retention.  With SurveyMonkey, organizations around the world can transform feedback into business intelligence that drives growth and innovation.

Investor Relations Contact:

Gary J. Fuges, CFA

gfuges@surveymonkey.com

Media Contact:

Lara Sasken

lsasken@surveymonkey.com

Source: SurveyMonkey Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$144,621	$131,035
Accounts receivable, net	19,147	17,795
Deferred commissions, current	3,359	3,078
Prepaid expenses and other current assets	10,300	9,382
Total current assets	177,427	161,290
Property and equipment, net	31,204	35,072
Operating lease right-of-use assets	59,983	63,904
Capitalized internal-use software, net	32,901	33,156
Acquisition intangible assets, net	29,565	33,150
Goodwill	461,395	462,927
Deferred commissions, non-current	5,828	5,384
Other assets	8,779	9,376
Total assets	$807,082	$804,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,912	$2,677
Accrued expenses and other current liabilities	16,216	16,077
Accrued compensation	13,428	24,031
Deferred revenue, current	150,986	139,990
Operating lease liabilities, current	7,582	8,381
Debt, current	1,900	1,900
Total current liabilities	196,024	193,056
Deferred revenue, non-current	1,032	1,015
Deferred tax liabilities	4,961	4,870
Debt, non-current	213,141	213,616
Operating lease liabilities, non-current	78,795	82,668
Other non-current liabilities	5,738	7,050
Total liabilities	499,691	502,275
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	737,236	705,143
Accumulated other comprehensive loss	(2,880)	(444)
Accumulated deficit	(426,966)	(402,716)
Total stockholders’ equity	307,391	301,984
Total liabilities and stockholders’ equity	$807,082	$804,259

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
Revenue	$88,265	$68,641
Cost of revenue (1)(2)	19,944	17,530
Gross profit	68,321	51,111
Operating expenses:
Research and development (1)	26,557	20,806
Sales and marketing (1)(2)	42,091	26,050
General and administrative (1)	21,932	20,556
Restructuring	—	(66)
Total operating expenses	90,580	67,346
Loss from operations	(22,259)	(16,235)
Interest expense	3,086	3,659
Other non-operating (income) expense, net	(1,236)	(1,979)
Loss before income taxes	(24,109)	(17,915)
Provision for (benefit from) income taxes	141	(138)
Net loss	$(24,250)	$(17,777)
Net loss per share, basic and diluted	$(0.18)	$(0.14)
Weighted-average shares used in computing basic and diluted net loss per share	136,911	126,786

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended March 31,
(in thousands)	2020	2019
Cost of revenue	$960	$1,096
Research and development	6,457	4,766
Sales and marketing	4,343	2,780
General and administrative	5,742	6,469
Stock-based compensation, net of amounts capitalized	$17,502	$15,111

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended March 31,
(in thousands)	2020	2019
Cost of revenue	$2,010	$488
Sales and marketing	1,358	537
Amortization of acquisition intangible assets	$3,368	$1,025

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended March 31,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(24,250)	$(17,777)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,288	9,730
Non-cash leases expense	3,423	3,051
Stock-based compensation expense, net of amounts capitalized	17,502	15,111
Deferred income taxes	97	95
Gain on sale of a private company investment	(1,001)	(1,001)
Other	317	(154)
Changes in assets and liabilities:
Accounts receivable	(1,532)	163
Prepaid expenses and other assets	(2,208)	(2,184)
Accounts payable and accrued liabilities	2,647	2,991
Accrued compensation	(10,452)	(8,359)
Deferred revenue	11,229	9,575
Operating lease liabilities	(3,827)	(3,438)
Net cash provided by operating activities	4,233	7,803
Cash flows from investing activities
Purchases of property and equipment	(406)	(581)
Capitalized internal-use software	(2,946)	(3,150)
Proceeds from sale of a private company investment	1,001	1,001
Net cash used in investing activities	(2,351)	(2,730)
Cash flows from financing activities
Proceeds from stock option exercises	13,815	7,640
Repayment of debt	(550)	(550)
Net cash provided by financing activities	13,265	7,090
Effect of exchange rate changes on cash	(1,267)	(44)
Net increase in cash, cash equivalents and restricted cash	13,880	12,119
Cash, cash equivalents and restricted cash at beginning of period	131,683	154,371
Cash, cash equivalents and restricted cash at end of period	$145,563	$166,490
Supplemental cash flow data:
Interest paid for term debt	$2,967	$3,423
Income taxes paid	$3	$247
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$776	$953
Accrued unpaid capital expenditures	$204	$517
Proceeds receivable from stock option exercises	$—	$6,779
Derecognized financing obligation related to building due to adoption of ASC 842	$—	$92,009
Derecognized building due to adoption of ASC 842	$—	$71,781

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended March 31,
(in thousands, except percentages)	2020	2019
GAAP Loss from operations	$(22,259)	$(16,235)
GAAP Operating margin	(25)%	(24)%
Stock-based compensation, net	17,502	15,111
Amortization of acquisition intangible assets	3,368	1,025
Restructuring	—	(66)
Non-GAAP Loss from operations	$(1,389)	$(165)
Non-GAAP Operating margin	(2)%	—%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended March 31,
(in thousands, except per share amounts)	2020	2019
GAAP Net loss	$(24,250)	$(17,777)
GAAP Net loss per diluted share	$(0.18)	$(0.14)
Weighted-average shares used to compute GAAP net loss per diluted share	136,911	126,786

Stock-based compensation, net	17,502	15,111
Amortization of acquisition intangible assets	3,368	1,025
Restructuring	—	(66)
Gain on sale of a private company investment	(1,001)	(1,001)
Income tax effect on Non-GAAP adjustments (2)	97	94

Non-GAAP Net loss	$(4,284)	$(2,614)
Non-GAAP Net loss per diluted share	$(0.03)	$(0.02)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	136,911	126,786

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Free Cash Flow

	Three Months Ended March 31,
(in thousands)	2020	2019
Net cash provided by operating activities	$4,233	$7,803
Purchases of property and equipment	(406)	(581)
Capitalized internal-use software	(2,946)	(3,150)
Free cash flow	$881	$4,072

Supplemental GAAP and Non-GAAP Information

	Three Months Ended March 31,
(in thousands, except percentages)	2020	2019
GAAP Gross profit	$68,321	$51,111
GAAP Gross margin	77%	74%
Stock-based compensation, net	960	1,096
Amortization of acquisition intangible assets	2,010	488
Non-GAAP Gross profit	$71,291	$52,695
Non-GAAP Gross margin	81%	77%

GAAP Research and development	$26,557	$20,806
GAAP Research and development margin	30%	30%
Stock-based compensation, net	6,457	4,766
Non-GAAP Research and development	$20,100	$16,040
Non-GAAP Research and development margin	23%	23%

GAAP Sales and marketing	$42,091	$26,050
GAAP Sales and marketing margin	48%	38%
Stock-based compensation, net	4,343	2,780
Amortization of acquisition intangible assets	1,358	537
Non-GAAP Sales and marketing	$36,390	$22,733
Non-GAAP Sales and marketing margin	41%	33%

GAAP General and administrative	$21,932	$20,556
GAAP General and administrative margin	25%	30%
Stock-based compensation, net	5,742	6,469
Non-GAAP General and administrative	$16,190	$14,087
Non-GAAP General and administrative margin	18%	21%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, adjusted EBITDA, free cash flow and unlevered free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP income from operations, Non-GAAP operating margin: We define Non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring and gain on sale of a private company investment. Non-GAAP net loss per share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

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Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

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Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

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Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

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Gain on sale of a private company investment: Gain on sale of a private company investment because it was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic, our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended March 31, 2020, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of May 7, 2020, and we undertake no obligation to update this information.